Exhibit 99.1

CTG IT Solutions and Services Segments Deliver

Gross Margin of 31.8% for Fourth Quarter 2022

•
Within IT Solutions and Services segments, an area of focus is Software Engineering, where revenue totaled more than $100 million for 2022, and fourth quarter gross margins exceeded 34%
•
Consolidated operating margin was 3.1% in the fourth quarter; non-GAAP operating margin expanded 30 basis points to 5.1%
•
Achieved fourth quarter net income of $1.2 million with a net margin of 1.6%; Adjusted EBITDA was $4.8 million with a margin of 6.2%, up 40 basis points
•
Remain on track to achieve goal of approximately 7% Adjusted EBITDA margin by year end 2023
•
Full year 2022 revenue was $325.1 million with gross margin of 24.6%, net margin of 2.0%, Adjusted EBITDA margin of 5.3%, up 70 basis points, and diluted earnings per share of $0.44; non-GAAP EPS was $0.56
•
$11.9 million of cash provided from operations in 2022

BUFFALO, N.Y., February 23, 2023 – CTG (Nasdaq: CTG) (“Company”), a leader in North America and Western Europe helping companies employ digital IT solutions and services to drive their productivity and profitability, today reported its financial results for the fourth quarter and full year ended December 31, 2022. Results include the first full quarter of Eleviant Technologies (Eleviant), which was acquired by CTG on September 29, 2022.

Filip Gydé, CTG President and CEO commented, “We are very excited about the momentum we have underway, with strong fourth quarter results that reflect an improved mix of digital IT solutions in both North America and Europe. Our fourth quarter gross margin from our IT Solutions and Services segments expanded 590 basis points to 31.8%, our highest level in recent years. Our fourth quarter North America IT Solutions and Services segment achieved gross margins of 43.9%, up from 29.4% a year ago, resulting from the increasing mix of our business toward digital solutions and driving the expansion in our adjusted EBITDA margins.”

Mr. Gydé added, “The acquisition of Eleviant is exceeding our expectations and accelerating our strategy. We look forward to further leveraging our new digital IT capabilities and increased global delivery capacity, flexibility and agility to deliver improving results as we work to achieve our 2023 goals. We began our journey to transform away from providing IT staffing services and into an IT solutions provider in 2018, and later added a digital focus in 2021. We are excited as we journey toward the completion of the first phase of our transformation and the upside on profitability which that represents. To date, we have made significant progress in all segments of our business and are finalizing our goals and objectives for the future. In the near term, we look forward to sharing our expectations for further improving operating results during the second phase of our transformation.”

Consolidated Fourth Quarter 2022 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$77,902	$112,389	$101,348	$(34,487)	-30.7%	$11,041	10.9%

GAAP Operating Income	$2,451	$5,141	$3,325	$(2,690)	-52.3%	$1,816	54.6%
GAAP Operating Margin	3.1%	4.6%	3.3%

Non-GAAP Operating Income*	$3,985	$5,352	$3,581	$(1,367)	-25.5%	$1,771	49.5%
Non-GAAP Operating Margin*	5.1%	4.8%	3.5%

GAAP Net Income	$1,227	$8,717	$1,905	$(7,490)	-85.9%	$6,812	357.6%
GAAP Net Margin	1.6%	7.8%	1.9%

Non-GAAP Net Income*	$2,186	$3,774	$2,044	$(1,588)	-42.1%	$1,730	84.6%
Non-GAAP Net Income Margin*	2.8%	3.4%	2.0%

Adjusted EBITDA*	$4,807	$6,513	$4,935	$(1,706)	-26.2%	$1,578	32.0%
Adjusted EBITDA Margin*	6.2%	5.8%	4.9%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•
The change in revenue reflects last year’s fourth quarter benefiting more than $25 million from a major health system engagement in North America, and $9.3 million related to the intentional disengagement from lower-margin non-strategic technology services business.
•
Selling, general and administrative (SG&A) expenses declined 4.1% to $19.1 million reflecting cost discipline while continuing to invest in business development and related resources. As a percentage of revenue, SG&A increased 680 basis points due to reduced operating leverage given the significant prior-year project.
•
Included in GAAP net income was $0.5 million of severance and $0.4 million of acquisition-related expenses while the prior-year period included a $5.1 million reversal of a valuation allowance against deferred tax assets in the United States and $0.2 million of acquisition expenses. Earnings per diluted share were $0.08 for the fourth quarter of 2022 compared with $0.58 for the fourth quarter of 2021. Excluding the atypical expenses from both periods, non-GAAP earnings per diluted share for the fourth quarter were $0.14 in 2022 compared with $0.25 in 2021.

Fourth Quarter Segment Performance

(unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$22,924	$45,075	$22,440	$(22,151)	-49.1%	$22,635	100.9%
Percent of total	29.4%	40.1%	22.2%

Gross profit	$10,059	$13,262	$8,058	$(3,203)	-24.2%	$5,204	64.6%
Gross margin	43.9%	29.4%	35.9%

Contribution profit	$6,112	$9,166	$5,160	$(3,054)	-33.3%	$4,006	77.6%
Contribution margin	26.7%	20.3%	23.0%

•
The 2021 fourth quarter revenue included more than $25 million for a large training, implementation, and support engagement for a health system in North America that did not repeat in 2022. The 2022 fourth quarter results for our North America segment include Eleviant, the company we acquired at the end of the 2022 third quarter.
•
Segment margins saw substantial expansion, despite lower revenue, given the improved mix of digital solutions and contribution from Eleviant.

Europe

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$37,035	$40,081	$43,857	$(3,046)	-7.6%	$(3,776)	-8.6%
Percent of total	47.6%	35.7%	43.3%

Gross profit	$9,009	$8,805	$9,699	$204	2.3%	$(894)	-9.2%
Gross margin	24.3%	22.0%	22.1%

Contribution profit	$4,545	$3,262	$4,470	$1,283	39.3%	$(1,208)	-27.0%
Contribution margin	12.3%	8.1%	10.2%

•
Segment margins benefited from improved utilization, strategic pricing and greater mix of digital solutions.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$17,943	$27,233	$35,051	$(9,290)	-34.1%	$(7,818)	-22.3%
Percent of total	23.0%	24.2%	34.6%

Gross profit	$2,435	$2,947	$3,870	$(512)	-17.4%	$(923)	-23.9%
Gross margin	13.6%	10.8%	11.0%

Contribution profit	$1,889	$1,845	$2,276	$44	2.4%	$(431)	-18.9%
Contribution margin	10.5%	6.8%	6.5%

•
Non-Strategic Technology Services segment margins improved as the Company selectively disengages from its lowest margin business.

Consolidated Full Year 2022 Results (Narrative compares with prior-year period unless otherwise noted)

($ in thousands)	For the Year Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$325,080	$392,285	$366,091	$(67,205)	-17.1%	$26,194	7.2%

GAAP Operating Income	$11,076	$12,742	$9,130	$(1,666)	-13.1%	$3,612	39.6%
GAAP Operating Margin	3.4%	3.2%	2.5%

Non-GAAP Operating Income*	$13,906	$14,042	$11,329	$(136)	-1.0%	$2,713	23.9%
Non-GAAP Operating Margin*	4.3%	3.6%	3.1%

GAAP Net Income	$6,609	$13,730	$7,639	$(7,121)	-51.9%	$6,091	79.7%
GAAP Net Margin	2.0%	3.5%	2.1%

Non-GAAP Net Income*	$8,489	$9,620	$6,317	$(1,131)	-11.8%	$3,303	52.3%
Non-GAAP Net Income Margin*	2.6%	2.5%	1.7%

Adjusted EBITDA*	$17,186	$18,081	$15,692	$(895)	-4.9%	$2,389	15.2%
Adjusted EBITDA Margin*	5.3%	4.6%	4.3%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•
The full year results reflect similar impacts in the fourth quarter as the Company continued to shift its revenue mix to more solutions and services-based business. In 2022, the Company intentionally disengaged from $30.3 million from its lower-margin non-strategic technology services business, while the Company intentionally disengaged from $21.9 million in 2021.
•
SG&A expense as a percentage of revenue was 21.2% in 2022 compared with 18.8% in 2021. Included was $2.0 million of acquisition-related expenses and $0.8 million in severance, compared with $1.1 million of acquisition-related expenses and $0.2 million of rebranding expenses in 2021.

Full Year Segment Performance (unaudited)

North America IT Solutions and Services

($ in thousands)	For the Year Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$84,038	$101,506	$67,948	$(17,468)	-17.2%	$33,558	49.4%
Percent of total	25.9%	25.9%	18.6%

Gross profit	$31,723	$32,621	$23,995	$(898)	-2.8%	$8,626	35.9%
Gross margin	37.7%	32.1%	35.3%

Contribution profit	$17,520	$18,738	$14,627	$(1,218)	-6.5%	$4,111	28.1%
Contribution margin	20.8%	18.5%	21.5%

Europe IT Solutions and Services

($ in thousands)	For the Year Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$149,931	$169,341	$154,847	$(19,410)	-11.5%	$14,494	9.4%
Percent of total	46.1%	43.2%	42.3%

Gross profit	$36,941	$40,311	$37,818	$(3,370)	-8.4%	$2,493	6.6%
Gross margin	24.6%	23.8%	24.4%

Contribution profit	$17,987	$18,966	$17,452	$(979)	-5.2%	$1,514	8.7%
Contribution margin	12.0%	11.2%	11.3%

Non-Strategic Technology Services

($ in thousands)	For the Year Ended			Change 2021-2022		Change 2020-2021
	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	$	%	$	%
Revenue	$91,111	$121,438	$143,296	$(30,327)	-25.0%	$(21,858)	-15.3%
Percent of total	28.0%	30.9%	39.1%

Gross profit	$11,413	$13,518	$15,145	$(2,105)	-15.6%	$(1,627)	-10.7%
Gross margin	12.5%	11.1%	10.6%

Contribution profit	$8,781	$8,614	$8,153	$167	1.9%	$461	5.7%
Contribution margin	9.6%	7.1%	5.7%

Balance Sheet and Cash Flow

Cash and cash equivalents were $25.1 million compared with $35.6 million at year-end 2021. The Company used $17.4 million of cash for the acquisition of Eleviant at the end of the third quarter. Net cash provided by operations was $11.9 million for 2022.

At year-end, the Company had no outstanding balance on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 84 in the fourth quarter of 2022 compared with 67 in the prior-year period, which benefited from the large North America project.

Successfully Executing on Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate their effort to integrate digital technology into all areas of their operations to improve productivity, strengthen business processes, elevate internal controls, and deliver a higher value proposition to their customers. CTG’s strategy for growth is to transform into a higher performing, digital solutions based business. The three key elements of its strategy are to:

•
Become a global provider of digital IT solutions by capitalizing on the compelling trend of digital transformation, leverage the CTG brand built on reliability and results, and deliver solutions primarily to the energy, healthcare, finance, and manufacturing sectors.
•
Expand the team organically by adding highly qualified and experienced associates and employing innovative tools and methodologies, and by making selective acquisitions.
•
Strengthen its margin profile both by the mix of business and by reducing delivery costs including the disengagement from low margin IT staffing service support in its Non-Strategic Technology Services segment.

Fiscal 2023 Outlook

John M. Laubacker, Chief Financial Officer, said, “As demonstrated this past year, we are making strong progress executing our strategy and we expect it to continue in 2023. Our revenue outlook for 2023 includes a reduction of $35 million to $40 million from the prior year as a result of the intentional disengagement from the lowest margin business in our Non-Strategic Technology Services segment, slightly offset by a full year of revenue from Eleviant, which only contributed one quarter of revenue in 2022 as the acquisition was completed at the end of September. Ultimately, notwithstanding macroeconomic challenges and top-line pressure, we continue to expect to expand our margins and reach our adjusted EBITDA margin* goal of approximately 7% by the end of 2023. Looking ahead, we expect our prudent investment in business development resources will yield additional revenue and operating profits in the future.”

Mr. Laubacker added, “We are kicking off an Enterprise Resource Planning (ERP) system implementation which we expect to enhance our core operating systems in order to create additional efficiencies, capabilities and flexibility. The total project cost is estimated at $8 million to $10 million and will be largely spread out over a two-year period, with a completion date targeted around the end of 2024. A significant portion of these costs will be expensed throughout the project. Our GAAP EPS estimates for 2023 take this project into consideration, though we plan to back those costs out as part of our non-GAAP EPS disclosures. The difference in our GAAP and non-GAAP EPS will also be larger in 2023 as compared with prior years as we account for the amortization of the intangible assets created by the acquisition of Eleviant. Finally, the ranges below are larger than we normally provide given the uncertainty of the macroeconomic environment and the rate at which we may disengage from non-strategic business during 2023.”

Our guidance for 2023 is as follows:

Revenue	$300 million to $350 million
Revenue - IT Solutions and Services	$245 million to $295 million
GAAP diluted EPS	$0.34 to $0.46
Non-GAAP diluted EPS	$0.56 to $0.68

*The corresponding GAAP measure to adjusted EBITDA is net income. The Company is not providing forward looking net income guidance given the significant effort and assumptions involved in measuring net income. The GAAP to non-GAAP tables below include net income to adjusted EBITDA displayed on historical results for the past five quarters and the trailing twelve months ended December 31, 2022.

Conference Call and Webcast

CTG will hold a conference call today, February 23, at 11:00 a.m. Eastern Time to discuss the Company’s financial results and business outlook. To access the live call, dial +1 877 704 4453. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Thursday,
March 2, 2023, by dialing +1 844 512 2921 and entering the access code 13735068. The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call. A transcript will also be posted to the website once available.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on the integration of digital technology into all areas of its clients to improve their operations and increase their value proposition. CTG’s engagement in the digital transformation process drives improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy and performance expectations for 2023 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates,” “believes,” “expects,” “plans,” “may,” “will,” “might,” “would,” “should,” “could,” “seeks,” “estimates,” “project,” “predict,” “potential,” “currently,” “continue,” “intends,” “outlook,” “forecasts,” “target,” and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, any new or continuing regulatory, social and business responses to the COVID-19 pandemic, or the potential impacts of any similar items on the Company’s business, operations, employees, contractors and clients, and the potential impacts of any similar future public health crisis, pandemic, or epidemic, the availability to the Company of qualified professional staff, currency exchange risks, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and services and non-strategic technology services, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, current macroeconomic conditions such as inflation, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and services and staffing industry, taxes and the Company's operations in particular, industry, economic and political conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other risks with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the conflict between Russia and the Ukraine and developments in China, and volatility in the global credit and financial markets and economy, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2021, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov.The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	December 31,	December 31,	December 31,
	2022	2021	2020

Revenue	$77,902	$112,389	$101,348
Cost of services	56,399	87,375	79,721
Gross profit	21,503	25,014	21,627
Selling, general and admin. expenses	19,052	19,873	18,302
Operating income	2,451	5,141	3,325
Non-taxable life insurance gain	-	-	24
Other income (expense), net	(488)	(57)	156
Income before income taxes	1,963	5,084	3,505
Provision (benefit) for income taxes	736	(3,633)	1,600
Net income	$1,227	$8,717	$1,905

Net income per share:
Basic	$0.08	$0.62	$0.14
Diluted	$0.08	$0.58	$0.13

Weighted average shares outstanding:
Basic	14,658	14,153	13,670
Diluted	15,365	15,101	14,702

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Year Ended
	December 31,	December 31,	December 31,
	2022	2021	2020

Revenue	$325,080	$392,285	$366,091
Cost of services	245,003	305,835	289,133
Gross profit	80,077	86,450	76,958
Selling, general and admin. expenses	69,001	73,708	67,828
Operating income	11,076	12,742	9,130
Non-taxable life insurance gain	-	-	987
Gain on sale of building	-	-	824
Other expense, net	(1,522)	(1,005)	(280)
Income before income taxes	9,554	11,737	10,661
Provision for income taxes	2,945	(1,993)	3,022
Net income	$6,609	$13,730	$7,639

Net income per share:
Basic	$0.46	$0.99	$0.56
Diluted	$0.44	$0.92	$0.53

Weighted average shares outstanding:
Basic	14,440	13,926	13,621
Diluted	15,156	14,971	14,427

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	December 31,	December 31,
	2022	2021
Current Assets:
Cash and cash equivalents	$25,140	$35,584
Accounts receivable, net	70,979	84,252
Other current assets	3,769	2,929
Total current assets	99,888	122,765

Property and equipment, net	5,061	5,242
Operating lease right-of-use assets	18,506	22,132
Cash surrender value	4,120	4,018
Acquired intangibles, net	12,943	7,280
Goodwill	35,998	19,676
Other assets	5,103	7,221
Total Assets	$181,619	$188,334

Current Liabilities:
Accounts payable	$14,254	$21,150
Accrued compensation	19,016	22,534
Operating lease liabilities	5,905	6,444
Other current liabilities	12,758	14,855
Total current liabilities	51,933	64,983

Operating lease liabilities	12,466	15,612
Other liabilities	11,241	13,302
Shareholders' equity	105,979	94,437
Total Liabilities and Shareholders' Equity	$181,619	$188,334

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Year Ended
	December 31,	December 31,	December 31,
	2022	2021	2020

Net income	$6,609	$13,730	$7,639
Depreciation and amortization expense	2,999	3,172	3,309
Equity-based compensation expense	2,563	2,640	2,483
Other operating items	(285)	(12,131)	17,307
Net cash provided by operating activities	11,886	7,411	30,738
Net cash used in investing activities	(20,266)	(2,471)	(4,983)
Net cash used in financing activities	(1,021)	(1,074)	(5,685)
Effect of exchange rates on cash and cash equivalents	(1,043)	(1,147)	2,014
Net increase (decrease) in cash and cash equivalents	(10,444)	2,719	22,084
Cash and cash equivalents at beginning of period	35,584	32,865	10,781
Cash and cash equivalents at end of period	$25,140	$35,584	$32,865

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues to invest in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in both the North America and Europe IT Solutions and Services segments. The Company is not making any investment in its Non-Strategic Technology Services segment that includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, recruiting and administrative expenses.

	For the Quarter Ended December 31, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$22,924	$37,035	$17,943	$77,902		$77,902
Cost of services	12,865	28,026	15,508	56,399		56,399
Gross profit	10,059	9,009	2,435	21,503		21,503
Gross margin	43.9%	24.3%	13.6%	27.6%		27.6%
Operating expenses	3,947	4,464	546	8,957		8,957
Contribution profit	$6,112	$4,545	$1,889	12,546		12,546
Contribution margin	26.7%	12.3%	10.5%	16.1%		16.1%
General and admin. expense				10,095	(1,534)	8,561
Operating income				$2,451	$1,534	$3,985
Operating margin				3.1%		5.1%

* Non-GAAP costs represent certain acquisition-related expenses and costs associated with severance

	For the Quarter Ended December 31, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$45,075	$40,081	$27,233	$112,389		$112,389
Cost of services	31,813	31,276	24,286	87,375		87,375
Gross profit	13,262	8,805	2,947	25,014		25,014
Gross margin	29.4%	22.0%	10.8%	22.3%		22.3%
Operating expenses	4,096	5,543	1,102	10,741		10,741
Contribution profit	$9,166	$3,262	$1,845	14,273		14,273
Contribution margin	20.3%	8.1%	6.8%	12.7%		12.7%
General and admin. expense				9,132	(211)	8,921
Operating income				$5,141	$211	$5,352
Operating margin				4.6%		4.8%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Quarter Ended December 31, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$22,440	$43,857	$35,051	$101,348		$101,348
Cost of services	14,382	34,158	31,181	79,721		79,721
Gross profit	8,058	9,699	3,870	21,627		21,627
Gross margin	35.9%	22.1%	11.0%	21.3%		21.3%
Operating expenses	2,898	5,229	1,594	9,721		9,721
Contribution profit	$5,160	$4,470	$2,276	11,906		11,906
Contribution margin	23.0%	10.2%	6.5%	11.7%		11.7%
General and admin. expense				8,581	(256)	8,325
Operating income				$3,325	$256	$3,581
Operating margin				3.3%		3.5%

* Non-GAAP costs represent certain acquisition-related expenses

	For the Year Ended December 31, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$84,038	$149,931	$91,111	$325,080		$325,080
Cost of services	52,315	112,990	79,698	245,003		245,003
Gross profit	31,723	36,941	11,413	80,077		80,077
Gross margin	37.7%	24.6%	12.5%	24.6%		24.6%
Operating expenses	14,203	18,954	2,632	35,789		35,789
Contribution profit	$17,520	$17,987	$8,781	44,288		44,288
Contribution margin	20.8%	12.0%	9.6%	13.6%		13.6%
General and admin. expense				33,212	(2,830)	30,382
Operating income				$11,076	$2,830	$13,906
Operating margin				3.4%		4.3%

* Non-GAAP costs represent certain acquisition-related expenses and costs associated with severance

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Year Ended December 31, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$101,506	$169,341	$121,438	$392,285		$392,285
Cost of services	68,885	129,030	107,920	305,835		305,835
Gross profit	32,621	40,311	13,518	86,450		86,450
Gross margin	32.1%	23.8%	11.1%	22.0%		22.0%
Operating expenses	13,883	21,345	4,904	40,132		40,132
Contribution profit	$18,738	$18,966	$8,614	46,318		46,318
Contribution margin	18.5%	11.2%	7.1%	11.8%		11.8%
General and admin. expense				33,576	(1,300)	32,276
Operating income				$12,742	$1,300	$14,042
Operating margin				3.2%		3.6%

* Non-GAAP costs represent certain acquisition-related expenses and rebranding costs

	For the Year Ended December 31, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$67,948	$154,847	$143,296	$366,091		$366,091
Cost of services	43,953	117,029	128,151	289,133		289,133
Gross profit	23,995	37,818	15,145	76,958		76,958
Gross margin	35.3%	24.4%	10.6%	21.0%		21.0%
Operating expenses	9,368	20,366	6,992	36,726		36,726
Contribution profit	$14,627	$17,452	$8,153	40,232		40,232
Contribution margin	21.5%	11.3%	5.7%	11.0%		11.0%
General and admin. expense				31,102	(2,199)	28,903
Operating income				$9,130	$2,199	$11,329
Operating margin				2.5%		3.1%

* Non-GAAP costs represent certain acquisition-related expenses and costs associated with severance

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2021	2022	2022	2022	2022	2022	2021
Revenue (in millions)
North America IT Solutions and Services	$45.075	$20.435	$20.339	$20.340	$22.924	$84.038	$101.506
Europe IT Solutions and Services	40.081	42.478	37.160	33.258	37.035	149.931	169.341
Non-Strategic Technology Services	27.233	26.504	25.260	21.404	17.943	91.111	121.438
Total Revenue	$112.389	$89.417	$82.759	$75.002	$77.902	$325.080	$392.285

Revenue in North America
Constant Currency (in millions)**
North America	$71.064	$46.262	$45.042	$41.501	$40.604	$173.409	$218.360
Foreign Currency Impact	(0.035)	(0.042)	(0.033)	(0.021)	-	-	(0.117)
Total Revenue in Constant Currency	$71.029	$46.220	$45.009	$41.480	$40.604	$173.409	$218.243

Revenue in Europe
Constant Currency (in millions)**
Europe	$41.325	$43.155	$37.717	$33.501	$37.298	$151.671	$173.925
Foreign Currency Impact	(4.535)	(4.010)	(1.640)	0.403	-	-	(18.872)
Total Revenue in Constant Currency	$36.790	$39.145	$36.077	$33.904	$37.298	$151.671	$155.053

Revenue By Geography
North America	63.2%	51.7%	54.4%	55.3%	52.1%	53.3%	55.7%
Europe	36.8%	48.3%	45.6%	44.7%	47.9%	46.7%	44.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Technology Service Providers	20%	24%	24%	22%	19%	23%	27%
Healthcare	36%	17%	18%	19%	18%	18%	21%
Financial Services	13%	17%	15%	15%	17%	16%	16%
Manufacturing	10%	14%	15%	17%	16%	15%	12%
Energy	4%	5%	7%	6%	6%	6%	5%
General Markets	17%	23%	21%	21%	24%	22%	19%
Total	100%	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	4.6%	3.6%	3.8%	3.0%	3.1%	3.4%	3.2%
Non-GAAP Operating Margin	4.8%	3.9%	4.2%	4.0%	5.1%	4.3%	3.6%

Other Information (in millions except Billable Days and EPS)

Billable Days	63	65	64	63	63	255	255
Net Income	$8.717	$2.240	$2.040	$1.102	$1.227	$6.609	$13.730
GAAP Diluted EPS*	$0.58	$0.15	$0.13	$0.07	$0.08	$0.44	$0.92
Non-GAAP Diluted EPS*	$0.25	$0.16	$0.15	$0.11	$0.14	$0.56	$0.64
Adjusted EBITDA (non-GAAP)	$6.5	$4.3	$4.2	$3.8	$4.8	$17.2	$18.1

Balance Sheet Information (in millions except DSO)

Cash less Debt, Net	$35.6	$38.7	$35.5	$26.8	$25.1
Working Capital	$57.8	$60.3	$61.8	$44.5	$48.7
DSO	67	76	84	83	84

* GAAP Diluted EPS for the 2021 fourth quarter includes a $0.34 benefit from the reversal of a valuation allowance against deferred tax assets, while the corresponding amounts in the non-GAAP Diluted EPS balance for the 2021 fourth quarter excludes that benefit.

** Constant Currency is measured by applying the current fiscal period's average exchange rate to each of the prior periods

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes gains from non-taxable life insurance and from the sale of a building, and expenses associated with rebranding, severance, certain acquisition-related expenses, and the reversal of a tax valuation allowance. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
(in millions)	2021	2022	2022	2022	2022	2022	2021
GAAP Operating Income	$5.141	$3.199	$3.173	$2.253	$2.451	$11.076	$12.742
Acquisition-related expenses	0.211	0.262	0.290	0.744	0.696	1.992	1.051
Rebranding expenses	-	-	-	-	-	-	0.249
Severance	-	-	-	-	0.838	0.838	-
Non-GAAP Operating Income	$5.352	$3.461	$3.463	$2.997	$3.985	$13.906	$14.042

Reconciliation of GAAP to non-GAAP Operating Margin

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2021	2022	2022	2022	2022	2022	2021
GAAP Operating Margin	4.6%	3.6%	3.8%	3.0%	3.1%	3.4%	3.2%
Acquisition-related expenses	0.2%	0.3%	0.4%	1.0%	0.9%	0.6%	0.3%
Rebranding expenses	-	-	-	-	-	-	0.1%
Severance	-	-	-	-	1.1%	0.3%	-
Non-GAAP Operating Margin	4.8%	3.9%	4.2%	4.0%	5.1%	4.3%	3.6%

Reconciliation of GAAP to non-GAAP Net Income

	For the Quarter Ended						For the Year Ended
	Dec.	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.	Dec.
(in millions)	2020	2021	2022	2022	2022	2022	2022	2021	2020
GAAP Net Income	$1.905	$8.717	$2.240	$2.040	$1.102	$1.227	$6.609	$13.730	$7.639
Acquisition-related expenses	0.139	0.151	0.199	0.212	0.510	0.435	1.356	0.792	0.945
Reversal of tax valuation allowance	-	(5.094)	-	-	-	-	-	(5.094)	-
Rebranding expenses	-	-	-	-	-	-	-	0.192	-
Non-taxable life insurance gain	-	-	-	-	-	-	-	-	(0.987)
Gain on sale of building	-	-	-	-	-	-	-	-	(0.464)
Change in tax legislation	-	-	-	-	-	-	-	-	(1.141)
Severance	-	-	-	-	-	0.524	0.524	-	0.325
Non-GAAP Net Income	$2.044	$3.774	$2.439	$2.252	$1.612	$2.186	$8.489	$9.620	$6.317

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share (EPS)

						Year	Year
	For the Quarter Ended					Ended	Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.
	2021	2022	2022	2022	2022	2022	2021
GAAP Diluted EPS	$0.58	$0.15	$0.13	$0.07	$0.08	$0.44	$0.92
Acquisition-related expenses	0.01	0.01	0.02	0.04	0.03	0.09	0.05
Reversal of tax valuation allowance	(0.34)	-	-	-	-	-	(0.34)
Rebranding expenses	-	-	-	-	-	-	0.01
Severance	-	-	-	-	0.03	0.03	-
Non-GAAP Diluted EPS	$0.25	$0.16	$0.15	$0.11	$0.14	$0.56	$0.64

Reconciliation of Net Income to Adjusted EBITDA (non-GAAP), which includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, non-taxable life insurance gain, severance, and acquisition-related expenses.

	For the Quarter Ended					For the Year Ended
	Dec.	Mar.	Jun.	Sept.	Dec.	Dec.	Dec.	Dec.
(in millions)	2021	2022	2022	2022	2022	2022	2021	2020
Net Income	$8.717	$2.240	$2.040	$1.102	$1.227	$6.609	$13.730	$7.639
Taxes	(3.633)	0.702	0.748	0.759	0.736	2.945	(1.993)	3.022
Interest	0.100	0.100	0.100	0.103	0.100	0.403	0.409	0.274
Depreciation and amortization	0.721	0.716	0.684	0.651	0.948	2.999	3.172	3.309
Equity-based compensation expense	0.666	0.573	0.603	0.693	0.694	2.563	2.640	2.483
Non-taxable life insurance gain	-	-	-	-	-	-	-	(0.987)
Other	(0.058)	-	0.049	0.516	1.102	1.667	0.123	(0.048)
Adjusted EBITDA	$6.513	$4.331	$4.224	$3.824	$4.807	$17.186	$18.081	$15.692
Adjusted EBITDA Margin	5.8%	4.8%	5.1%	5.1%	6.2%	5.3%	4.6%	4.3%

- END -

CTG news releases are available at www.ctg.com.

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